The Cato Corporation

Deferred Compensation Plan

Effective July 28, 2011

The Cato Corporation Deferred Compensation Plan

Article I

            Establishment and Purpose..................................................................................................... 1

Article II

            Definitions............................................................................................................................. 1

Article III

            Eligibility and Participation...................................................................................................... 8

Article IV

            Deferrals............................................................................................................................... 8

Article V

            Benefits............................................................................................................................... 11

Article VI

            Modifications to Payment Schedules.................................................................................... 14

Article VII

            Valuation of Account Balances; Investments......................................................................... 15

Article VIII

            Administration..................................................................................................................... 16

Article IX

            Amendment and Termination................................................................................................ 17

Article X

            Informal Funding.................................................................................................................. 18

Article XI

            Claims................................................................................................................................. 18

Article XII

            General Provisions............................................................................................................... 20

The Cato Corporation Deferred Compensation Plan

Article I

Establishment and Purpose

The Cato Corporation (the “Company”) hereby establishes The Cato Corporation Deferred Compensation Plan (the “Plan”), effective July 28, 2011. The purpose of the Plan is to attract and retain key Employees and Directors by providing Participants with an opportunity to defer receipt of a portion of their salary, eligible bonus, Directors’ Fees, and other specified Compensation, as applicable. The Plan is not intended to meet the qualification requirements of Code Section 401(a), but it is intended to meet the requirements of Code Section 409A and shall be operated and interpreted consistent with that intent.

The Plan constitutes an unsecured promise by a Participating Employer to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the applicable Participating Employer. Each Participating Employer shall be solely responsible for payment of the benefits of its Employees (or Directors) and their Beneficiaries. The Plan is unfunded for Federal tax purposes and, with respect to Employee-Participants, is intended to be an unfunded arrangement for Eligible Employees who are part of a select group of management or highly compensated employees of the Employer within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Any amounts set aside to defray the liabilities of a Participating Employer under this Plan will remain the general assets of the Participating Employer and shall remain subject to the claims of the Participating Employer's creditors until such amounts are distributed to the Participants.

Article II

Definitions

2.1              Account. Account means a bookkeeping account maintained to record the payment obligation of a Participating Employer to a Participant as determined under the terms of the Plan. The Committee may maintain an Account to record the total obligation to a Participant and component Accounts to reflect amounts payable at different times and in different forms. Reference to an Account means any such Account established pursuant to the Plan, as the context requires. Accounts are intended to constitute unfunded obligations within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2.2              Account Balance. Account Balance means, with respect to any Account, the total payment obligation owed to a Participant from such Account as of the most recent Valuation Date.

2.3              Affiliate. Affiliate means a corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).

2.4              Beneficiary. Beneficiary means one or more natural persons, estates, or trusts designated by a Participant to receive payments to which a Beneficiary is entitled in accordance with provisions of the Plan. The Participant’s spouse, if living, otherwise the Participant’s estate, shall be the Beneficiary if: (i)     the Participant has failed to properly designate a Beneficiary, or (ii) all designated Beneficiaries have predeceased the Participant.

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The Cato Corporation Deferred Compensation Plan

A former spouse shall have no interest under the Plan, as Beneficiary or otherwise, unless the Participant designates such person as a Beneficiary after dissolution of the marriage, except to the extent provided under the terms of a domestic relations order as described in  Code Section 414(p)(1)(B).

2.5              Board.  Board means the board of directors of the Company.

2.6              Business Day. Business Day means each day on which the New York Stock Exchange is open for business.

2.7              Change in Control. Change in Control means, with respect to a Participating Employer that is organized as a corporation, any of the following events: (i) a change in the ownership of the Participating Employer, (ii) a change in the effective control of the Participating Employer, or (iii) a change in the ownership of a substantial portion of the assets of the Participating Employer.

For purposes of this Section, a change in the ownership of the Participating Employer occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Participating Employer that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Participating Employer. A change in the effective control of the Participating Employer occurs on the date on which either: (i) a person, or more than one person acting as a group, acquires ownership of stock of the Participating Employer possessing 30% or more of the total voting power of the stock of the Participating Employer, taking into account all such stock acquired by such person, or persons, during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Participating Employer’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such board of directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Participating Employer. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Participating Employer, acquires assets from the Participating Employer that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Participating Employer immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Participating Employer that has experienced the Change in Control, or the Participant’s relationship to the affected Participating Employer otherwise satisfies the requirements of Treas. Reg. Section 1.409A-3(i)(5)(ii).

Notwithstanding anything to the contrary herein, with respect to a Participating Employer that is a partnership, Change in Control means only a change in the ownership of the partnership or a change in the ownership of a substantial portion of the assets of the partnership, and the provisions set forth above respecting such changes relative to a corporation shall be applied by analogy.

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The Cato Corporation Deferred Compensation Plan

The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A.

2.8              Claimant. Claimant means a Participant or Beneficiary filing a claim under Article XI of this Plan.

2.9              Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.10          Code Section 409A. Code Section 409A means Section 409A of the Code, and regulations and other guidance issued by the Treasury Department and Internal Revenue Service thereunder.

2.11          Committee. Committee means the committee appointed by the Compensation Committee of the Board to administer the Plan. If no designation is made, the Chief Executive Officer of the Company or his delegate shall have and exercise the powers of the Committee.

2.12          Company. Company means The Cato Corporation.

2.13          Compensation. Compensation means an Employee-Participant’s base salary and bonus from a Participating Employer, and a Director-Participant’s Directors’ Fees, and in either case, such other cash compensation (if any) from a Participating Employer approved by the Committee as Compensation that may be deferred under this Plan. Compensation shall not include any compensation that has been previously deferred under this Plan or any other arrangement subject to Code Section 409A.

2.14          Compensation Deferral Agreement. Compensation Deferral Agreement means an agreement between a Participant and a Participating Employer that specifies: (i) the amount of each component of Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV, and (ii) the Payment Schedule applicable to one or more Accounts. The Committee may permit different deferral amounts for each component of Compensation and may establish a minimum or maximum deferral amount for each such component. Unless otherwise specified by the Committee in the Compensation Deferral Agreement, Employee-Participants may defer up to 50% of their base salary and up to 100% of any bonus, Director-Participants may defer up to 100% of their Directors’ Fees, and all Participants may defer up to 100% of such other types of Compensation (if any) designated as eligible for Deferrals by the Committee for a Plan Year. A Compensation Deferral Agreement may also specify the investment allocation described in Section 7.4.

2.15          Death Benefit. Death Benefit means the benefit payable under the Plan to a Participant’s Beneficiary upon the Participant’s death as provided in Section 5.1 of the Plan.

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The Cato Corporation Deferred Compensation Plan

2.16          Deferral. Deferral means a credit to a Participant’s Account(s) that records that portion of the Participant’s Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV. Unless the context of the Plan clearly indicates otherwise, a reference to Deferrals includes Earnings attributable to such Deferrals.

Deferrals shall be calculated with respect to the gross cash Compensation payable to the Participant prior to any deductions or withholdings, but shall be limited to a maximum amount no greater than 100% of the cash Compensation of the Participant remaining after deduction of all required income and employment taxes, 401(k) and other employee benefit deductions, and other deductions required by law. Changes to payroll withholdings that affect the amount of Compensation being deferred to the Plan shall be allowed only to the extent permissible under Code Section 409A.

2.17          Director.  Director means a non-employee member of the Board.

2.18          Directors’ Fees.  Directors’ Fees means annual cash retainer and meeting fees payable to a Director for service on the Board and committees of the Board, but excludes payments or reimbursements related to expenses.

2.19          Earnings. Earnings means an adjustment to the value of an Account in accordance with Article VII.

2.20          Effective Date.  Effective Date means July 28, 2011.

2.21          Eligible Employee.  Eligible Employee means a member of a “select group of management or highly compensated employees” of a Participating Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, as determined by the Committee (or its authorized delegate) from time to time in its sole discretion.

2.22          Employee. Employee means a common-law employee of an Employer.

2.23          Employer.  Employer means, with respect to Employees it employs, the Company and each Affiliate.

2.24          ERISA.  ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.25          Fiscal Year Compensation.  Fiscal Year Compensation means Compensation earned during one or more consecutive fiscal years of a Participating Employer, all of which is paid after the last day of such fiscal year or years.

2.26          Participant. Participant means an Eligible Employee or Director who has received notification of his or her eligibility to defer Compensation under the Plan under Section 3.1 and any other person with an Account Balance greater than zero, regardless of whether such individual continues to be an Eligible Employee or Director. Participants may be referred to as “Employee-Participants,” which means Participants who are also Employees, and “Director-Participants,” which means Participants who are also Directors, when the context so requires.  A Participant’s continued participation in the Plan shall be governed by Section 3.2 of the Plan.

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The Cato Corporation Deferred Compensation Plan

2.27          Participating Employer. Participating Employer means the Company and each Affiliate that adopts the Plan with the permission of the Company.

2.28          Payment Schedule. Payment Schedule means the payment date as specified in Section 5.1 and the form in which payment of such Account will be made as specified in Section 5.2.

2.29          Performance-Based Compensation. Performance-Based Compensation means Compensation where the amount of, or entitlement to, the Compensation is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. The determination of whether Compensation qualifies as “Performance-Based Compensation” will be made in accordance with Treas. Reg. Section 1.409A-1(e) and subsequent guidance.

2.30          Plan. Generally, the term Plan means “The Cato Corporation Deferred Compensation Plan” as documented herein and as may be amended from time to time hereafter. However, to the extent permitted or required under Code Section 409A, the term Plan may in the appropriate context also mean a portion of the Plan that is treated as a single plan under Treas. Reg. Section 1.409A-1(c), or the Plan or portion of the Plan and any other nonqualified deferred compensation plan or portion thereof that is treated as a single plan under such Section.

2.31          Plan Year. Plan Year means January 1 through December 31.

2.32          Retirement/Termination Account.  Retirement/Termination Account means an Account established to record the amounts payable to a Participant upon Separation from Service. Unless the Participant has established a Specified Date Account, all Deferrals shall be allocated to a Retirement/Termination Account on behalf of the Participant.

2.33          Separation from Service.  Separation from Service means, as applicable, (i) an Employee’s termination of employment with the Employer or (ii) a Director’s ceasing to be a member of the applicable board of directors and the expiration of all contracts with the Employer under which services are performed, provided the contractual relationship has in good faith been completely terminated.  Whether a Separation from Service has occurred shall be determined by the Committee in accordance with Code Section 409A.

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The Cato Corporation Deferred Compensation Plan

Except in the case of an Employee on a bona fide leave of absence as provided below, an Employee is deemed to have incurred a Separation from Service if the Employer and the Employee reasonably anticipated that the level of services to be performed by the Employee after a certain date would be reduced to 20% or less of the average services rendered by the Employee during the immediately preceding 36-month period (or the total period of employment, if less than 36 months), disregarding periods during which the Employee was on a bona fide leave of absence.

An Employee who is absent from work due to military leave, sick leave, or other bona fide leave of absence shall incur a Separation from Service on the first date immediately following the later of: (i) the six month anniversary of the commencement of the leave, or (ii) the expiration of the Employee’s right, if any, to reemployment under statute or contract.

If a Participant is both a Director and an Employee, the services provided as a Director shall be disregarded in determining whether there has been a Separation from Service as an Employee, and the services provided as an Employee shall be disregarded in determining whether there has been a Separation from Service as a Director, provided the portion of the Plan in which the Participant participates as a Director is substantially similar to arrangements covering non-Employee Directors.

For purposes of determining whether a Separation from Service has occurred, the Employer means the Employer as defined in Section 2.23 of the Plan, except that in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining whether another organization is an Affiliate of the Company under Code Section 414(b), and in applying Treas. Reg. Section 1.414(c)-2 for purposes of determining whether another organization is an Affiliate of the Company under Code Section 414(c), “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in those sections.

The Committee specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a Separation from Service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction. Such determination shall be made in accordance with the requirements of Code Section 409A.

2.34          Specified Date Account. Specified Date Account means an Account established by the Committee to record the amounts payable at a future date as specified in the Participant’s Compensation Deferral Agreement. Unless otherwise determined by the Committee, a Participant may maintain no more than five Specified Date Accounts. A Specified Date Account may be identified in enrollment materials and/or websites as an “In-Service Account” or such other name as established by the Committee without affecting the meaning thereof.

2.35          Specified Date Benefit. Specified Date Benefit means the benefit payable to a Participant under the Plan in accordance with Section 5.1(c) of the Plan.

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The Cato Corporation Deferred Compensation Plan

2.36          Specified Employee. Specified Employee means an Employee who, as of the date of his or her Separation from Service, is a “key employee” of the Company or any Affiliate, any stock of which is actively traded on an established securities market or otherwise.

An Employee is a key employee if he or she meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with applicable regulations thereunder and without regard to Code Section 416(i)(5)) at any time during the 12-month period ending on the Specified Employee Identification Date. Such Employee shall be treated as a Specified Employee for the entire 12-month period beginning on the Specified Employee Effective Date.

For purposes of determining whether an Employee is a Specified Employee, the compensation of the Employee shall be determined in accordance with the definition of compensation provided under Treas. Reg. Section 1.415(c)-2(d)(2) (wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the employer maintaining the plan, to the extent such amounts are includible in gross income or would be includible but for an election under Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b), including the earned income of a self-employed individual); provided, however, that, with respect to a nonresident alien who is not a Participant in the Plan, compensation shall not include compensation that is not includible in the gross income of the Employee under Code Sections 872, 893, 894, 911, 931 and 933, provided such compensation is not effectively connected with the conduct of a trade or business within the United States.

Notwithstanding anything in this paragraph to the contrary: (i) if a different definition of compensation has been designated by the Company with respect to another nonqualified deferred compensation plan in which a key employee participates, the definition of compensation shall be the definition provided in Treas. Reg. Section 1.409A-1(i)(2), and (ii) the Company may through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Company, elect to use a different definition of compensation.

In the event of corporate transactions described in Treas. Reg. Section 1.409A-1(i)6), the identification of Specified Employees shall be determined in accordance with the default rules described therein, unless the Employer elects to utilize the available alternative methodology through designations made within the timeframes specified therein.

2.37          Specified Employee Identification Date. Specified Employee Identification Date means December 31, unless the Employer has elected a different date through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Employer.

2.38          Specified Employee Effective Date. Specified Employee Effective Date means the April 1 following the Specified Employee Identification Date, or such earlier date as is selected by the Committee.

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The Cato Corporation Deferred Compensation Plan

2.39          Substantial Risk of Forfeiture. Substantial Risk of Forfeiture means the description specified in Treas. Reg. Section 1.409A-1(d).

2.40          Termination Benefit. Termination Benefit means the benefit payable to a Participant under the Plan following the Participant’s Separation from Service as provided in Article V hereof.

2.41          Unforeseeable Emergency. Unforeseeable Emergency means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)) or a Beneficiary, loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example,  as a result of a natural disaster), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The types of events which may qualify as an Unforeseeable Emergency may be limited by the Committee.

2.42          Valuation Date. Valuation Date means each Business Day.

2.43          Year of Service. Year of Service means each 12-month period of continuous service with the Employer.

Article III

Eligibility and Participation

3.1       Eligibility and Participation. An Eligible Employee or Director becomes a Participant upon the notification of eligibility to participate.

3.2       Duration. A Participant shall be eligible to defer Compensation, subject to the terms of the Plan, for as long as such Participant remains an Eligible Employee or a Director. A Participant who is no longer an Eligible Employee or a Director but has not incurred a Separation from Service may not defer Compensation under the Plan beyond the Plan Year in which he or she became ineligible but may otherwise exercise all of the rights of a Participant under the Plan with respect to his or her Account(s). On and after a Separation from Service, a Participant shall remain a Participant as long as his or her Account Balance is greater than zero (0), and during such time may continue to make allocation elections as provided in Section 7.4. An individual shall cease being a Participant in the Plan when all benefits under the Plan to which he or she is entitled have been paid.

Article IV

Deferrals

4.1              Deferral Elections, Generally.

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The Cato Corporation Deferred Compensation Plan

(a)        Form.  A Participant may elect to make a Deferral of Compensation by submitting a Compensation Deferral Agreement during the enrollment period(s) established by the Committee and in the manner specified by the Committee, but in any event, in accordance with Section 4.2. A Compensation Deferral Agreement that is not timely filed with respect to a service period or component of Compensation shall be considered void and shall have no effect with respect to such service period or Compensation. A Participant or the Committee may modify any Compensation Deferral Agreement prior to the date the election becomes irrevocable under the rules of Section 4.2.

(b)        Allocation.  The Participant shall specify on his or her Compensation Deferral Agreement the amount of Deferrals and whether to allocate Deferrals to a Retirement/Termination Account or to a Specified Date Account. If no designation is made, Deferrals shall be allocated to the Retirement/Termination Account. A Participant may also specify in his or her Compensation Deferral Agreement the Payment Schedule applicable to his or her Plan Accounts. If the Payment Schedule is not specified in a Compensation Deferral Agreement, the Payment Schedule shall be the Payment Schedule specified in Section 5.2.

4.2       Timing Requirements for Compensation Deferral Agreements.

(a)        First Year of Eligibility. If authorized by the Committee, in the case of the first year in which an Eligible Employee or a Director becomes eligible to participate in the Plan, he or she has up to 30 days following his or her initial eligibility to submit a Compensation Deferral Agreement with respect to Compensation to be earned during such year. The Compensation Deferral Agreement described in this paragraph becomes irrevocable upon the end of such 30-day period. Whether an Eligible Employee or a Director may file a Compensation Deferral Agreement under this paragraph shall be determined in accordance with the rules of Code Section 409A, including the provisions of Treas. Reg. Section 1.409A-2(a)(7).

            A Compensation Deferral Agreement filed under this paragraph applies to Compensation earned on and after the date the Compensation Deferral Agreement becomes irrevocable.

(b)               Prior Year Election. Except as otherwise provided in this Section 4.2, Participants may defer Compensation by filing a Compensation Deferral Agreement no later than December 31 of the year prior to the year in which the Compensation to be deferred is earned. A Compensation Deferral Agreement described in this paragraph shall become irrevocable with respect to such Compensation as of January 1 of the year in which such Compensation is earned.

(c)                Performance-Based Compensation. If authorized by the Committee, Participants may file a Compensation Deferral Agreement with respect to Performance-Based Compensation no later than the date that is six months before the end of the performance period, provided that:

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The Cato Corporation Deferred Compensation Plan

(i)         the Participant performs services continuously from the later of the beginning of the performance period or the date the criteria are established through the date the Compensation Deferral Agreement is submitted; and

(ii)        the amount of the Performance-Based Compensation is not readily ascertainable as of the date the Compensation Deferral Agreement is filed.

A Compensation Deferral Agreement becomes irrevocable with respect to Performance-Based Compensation as of the day immediately following the latest date for filing such election. Any election to defer Performance-Based Compensation that becomes payable as a result of the Participant’s death or disability (as defined in Treas. Reg. Section 1.409A-1(e)) or upon a Change in Control (as defined in Treas. Reg. Section 1.409A-3(i)(5)) prior to the satisfaction of the performance criteria, will be void.

(d)               Fiscal Year Compensation. If authorized by the Committee, a Participant may defer Fiscal Year Compensation by filing a Compensation Deferral Agreement prior to the first day of the fiscal year or years in which such Fiscal Year Compensation is earned. The Compensation Deferral Agreement described in this paragraph becomes irrevocable on the first day of the fiscal year or years to which it applies.

(e)                Short-Term Deferrals. If authorized by the Committee, Compensation that meets the definition of a “short-term deferral” described in Treas. Reg. Section 1.409A-1(b)(4) may be deferred in accordance with the rules of Article VI, applied as if the date the Substantial Risk of Forfeiture lapses is the date payments were originally scheduled to commence, provided, however, that the provisions of Section 6.3 shall not apply to payments attributable to a Change in Control (as defined in Treas. Reg. Section 1.409A-3(i)(5)).

(f)                 Certain Forfeitable Rights. If authorized by the Committee, with respect to a legally binding right to a payment in a subsequent year that is subject to a Substantial Risk of Forfeiture requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right, an election to defer such Compensation may be made on or before the 30th day after the Participant obtains the legally binding right to the Compensation, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse. The Compensation Deferral Agreement described in this paragraph becomes irrevocable after such 30th day. If the Substantial Risk of Forfeiture applicable to the payment lapses before the end of the required service period as a result of the Participant’s death or disability (as defined in Treas. Reg. Section 1.409A-3(i)(4)) or upon a Change in Control (as defined in Treas. Reg. Section 1.409A-3(i)(5)), the Compensation Deferral Agreement will be void unless it would be considered timely under another rule described in this Section.

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The Cato Corporation Deferred Compensation Plan

(g)                Company Awards. Participating Employers may unilaterally provide for deferrals of Company awards prior to the date of such awards. Deferrals of Company awards (such as sign-on, retention, or severance pay) may be negotiated with a Participant prior to the date the Participant has a legally binding right to such Compensation.

4.3       Allocation of Deferrals. A Compensation Deferral Agreement may allocate Deferrals to one or more Specified Date Accounts and/or to the Retirement/Termination Account. The Committee may, in its discretion, establish a minimum deferral period for Specified Date Accounts (for example, the third Plan Year following the year Compensation subject to the Compensation Deferral Agreement is earned).

4.4       Deductions from Pay. The Committee has the authority to determine the payroll practices under which any component of Compensation subject to a Compensation Deferral Agreement will be deducted from a Participant’s Compensation.

4.5       Vesting. Participant Deferrals shall be 100% vested at all times.

4.6       Cancellation of Deferrals. The Committee may cancel a Participant’s Deferrals: (i) for the balance of the Plan Year in which an Unforeseeable Emergency occurs; (ii) if the Participant receives a hardship distribution under the Employer’s qualified 401(k) plan, through the end of the Plan Year in which the six month anniversary of the hardship distribution falls; and (iii) during periods in which the Participant is unable to perform the duties of his or her position or any substantially similar position due to a mental or physical impairment that can be expected to result in death or last for a continuous period of at least six months, provided cancellation occurs by the later of the end of the taxable year of the Participant or the 15th day of the third month following the date the Participant incurs the disability (as defined in this subparagraph (iii)).

Article V

Benefits

5.1       Benefits, Generally. A Participant shall be entitled to the following benefits under the Plan:

(a)                Termination Benefit. Upon a Participant’s Separation from Service for reasons other than death, he or she shall be entitled to a Termination Benefit. The Termination Benefit shall be equal to the vested portion of the Retirement/Termination Account, based on the value of that Account as of the end of the month in which Separation from Service occurs or such later date as the Committee, in its sole discretion, shall determine. Payment of the Termination Benefit will be made or begin on the first day of the month following the month in which Separation from Service occurs, provided, however, that with respect to a Participant who is a Specified Employee as of the date such Participant incurs a Separation from Service, payment will be made or begin on the first day of the seventh month following the month in which such Separation from Service occurs. If the Termination Benefit is to be paid in the form of installments, any subsequent installment payments to a Specified Employee will be paid on the anniversary of the date the initial installment was made.

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The Cato Corporation Deferred Compensation Plan

(b)               Specified Date Benefit. If the Participant has established one or more Specified Date Accounts, he or she shall be entitled to a Specified Date Benefit with respect to each such Specified Date Account. The Specified Date Benefit shall be equal to the vested portion of the Specified Date Account, based on the value of that Account as of the end of the month designated by the Participant at the time the Account was established. Payment of the Specified Date Benefit will be made or begin on the first day of the month following the month designated by the Participant.

(c)                Death Benefit. In the event of the Participant’s death, his or her designated Beneficiary shall be entitled to a Death Benefit. The Death Benefit shall be equal to the Retirement/Termination Account and any unpaid balances in any Specified Date Accounts. The Death Benefit shall be based on the value of the Accounts as of the end of the month in which death occurred, with payment made in the following month.

(d)               Unforeseeable Emergency Payments. A Participant who experiences an Unforeseeable Emergency may submit a written request to the Committee to receive payment of all or any portion of his or her vested Accounts. Whether a Participant or Beneficiary is faced with an Unforeseeable Emergency permitting an emergency payment shall be determined by the Committee based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be reimbursed through insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of Deferrals under this Plan. If an emergency payment is approved by the Committee, the amount of the payment shall not exceed the amount reasonably necessary to satisfy the need, taking into account the additional compensation that is available to the Participant as the result of cancellation of deferrals to the Plan, including amounts necessary to pay any taxes or penalties that the Participant reasonably anticipates will result from the payment. The amount of the emergency payment shall be subtracted first from the vested portion of the Participant's Retirement/Termination Account until depleted and then from the vested Specified Date Accounts, beginning with the Specified Date Account with the latest payment commencement date. Emergency payments shall be paid in a single lump sum within the 90-day period following the date the payment is approved by the Committee.

5.2       Form of Payment.

(a)                Termination Benefit. Except as provided in subsections (d) and (e) hereof, a Participant who is entitled to receive a Termination Benefit shall receive payment of such benefit in a single lump sum, unless the Participant elects on his or her applicable Compensation Deferral Agreement to have such benefit paid in one of the following alternative forms of payment (i) substantially equal annual installments over a period of two to fifteen years, as elected by the Participant, or (ii) a lump sum payment of a percentage of the balance in the Retirement/Termination Account, with the balance paid in substantially equal annual installments over a period of two to fifteen  years, as elected by the Participant.

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The Cato Corporation Deferred Compensation Plan

(b)               Specified Date Benefit. The Specified Date Benefit shall be paid in a single lump sum, unless the Participant elects on the Compensation Deferral Agreement with which the account was established to have the Specified Date Account paid in substantially equal annual installments over a period of two (2) to five (5) years, as elected by the Participant.

Notwithstanding any election of a form of payment by the Participant, upon a Separation from Service for any reason including death the unpaid balance of any Specified Date Accounts shall be paid in a single lump sum.

(c)                Death Benefit. A designated Beneficiary who is entitled to receive a Death Benefit shall receive payment of such benefit in a single lump sum.

(d)               Change in Control. A Participant will receive his or her Termination Benefit in a single lump sum payment equal to the unpaid balance of all of his or her Accounts if Separation from Service occurs within 24 months following a Change in Control.

A Participant or Beneficiary receiving installment payments when a Change in Control occurs will receive the remaining account balance in a single lump sum within 90 days following the Change in Control.

(e)                Small Account Balances. The Committee may require that payment of the Participant’s Accounts be made in a single lump sum if upon the applicable Valuation Date preceding the payment date for the Participant’s Account, the value of such benefit is not greater than the applicable dollar amount under Code Section 402(g)(1)(B), provided the payment represents the complete liquidation of the Participant’s interest in the Plan.

(f)                 Rules Applicable to Installment Payments. If a Payment Schedule specifies installment payments, annual payments will be made beginning as of the payment commencement date for such installments and shall continue on each anniversary thereof until the number of installment payments specified in the Payment Schedule has been paid. The amount of each installment payment shall be determined by dividing (a) by (b), where (a) equals the Account Balance as of the applicable Valuation Date and (b) equals the remaining number of installment payments.

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For purposes of Article VI, installment payments, including installment payments that follow an initial lump sum payment of a percentage of the Account Balance the combination of which will be treated as a single series of installment payments, will be treated as a single form of payment. If a lump sum equal to less than 100% of the Retirement/Termination Account is paid, the payment commencement date for the installment form of payment will be the first anniversary of the payment of the lump sum.

5.3       Acceleration of or Delay in Payments. The Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treas. Reg. Section 1.409A-3(j)(4). The Committee may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treas. Reg. Section 1.409A-2(b)(7). If the Plan receives a domestic relations order (within the meaning of Code Section 414(p)(1)(B)) directing that all or a portion of a Participant’s Accounts be paid to an “alternate payee,” any amounts to be paid to the alternate payee(s) shall be paid in a single lump sum.

6.4       Payments Treated as Made on the Designated Payment Date.  Payments made on the payment date specified in the Plan, or on a later date within the same taxable year of the Participant or Beneficiary, or, if later, by the fifteenth (15th) day of the third calendar month following the payment date specified in the Plan shall be treated as having been made on the payment date; provided, however, that the Participant or Beneficiary is not permitted, directly or indirectly, to designate the taxable year of the payment.  In addition, payments made no earlier than 30 days before the designated payment date will likewise be treated as having been made on the payment date so long as the Participant or Beneficiary is not permitted, directly or indirectly, to designate the taxable year of the payment.  The foregoing shall be administered in compliance with the provisions of Treas. Reg. 1.409A-3(d), which Regulation may authorize other instances in which payments made after the payment date shall be treated as having been made on the payment date.

Article VI

Modifications to Payment Schedules

6.1       Participant’s Right to Modify.  A Participant may modify any or all of the alternative Payment Schedules with respect to an Account, consistent with the permissible Payment Schedules available under the Plan, provided such modification complies with the requirements of this Article VI.

6.2       Time of Election. The date on which a modification election is submitted to the Committee (or its designated agent) must be at least 12 months prior to the date on which payment is scheduled to commence under the Payment Schedule in effect prior to the modification.

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6.3       Date of Payment under Modified Payment Schedule. Except with respect to modifications that relate to the payment of a Death Benefit, the date payments are to commence under the modified Payment Schedule must be no earlier than five (5) years after the date payment would have commenced under the original Payment Schedule. Under no circumstances may a modification election result in an acceleration of payments in violation of Code Section 409A.

6.4       Effective Date. A modification election submitted in accordance with this Article VI is irrevocable upon receipt by the Committee (or its designated agent) and becomes effective 12 months after such date.

6.5       Effect on Accounts. An election to modify a Payment Schedule is specific to the Account or payment event to which it applies, and shall not be construed to affect the Payment Schedules of any other Accounts.

Article VII

Valuation of Account Balances; Investments

7.1       Valuation. Deferrals shall be credited to appropriate Accounts on the date such Compensation would have been paid to the Participant absent the Compensation Deferral Agreement. Valuation of Accounts shall be performed under procedures approved by the Committee.

7.2       Adjustment for Earnings. Each Account will be adjusted to reflect Earnings on each Business Day.  Adjustments shall reflect the net earnings, gains, losses, expenses, appreciation and depreciation associated with an investment option for each portion of the Account deemed to be allocated to such option based upon the Participant’s investment allocation among a menu of investment options selected in advance by the Committee, in accordance with the provisions of this Article VII (“investment allocation”).

7.3       Investment Options. Investment options will be determined by the Committee. The Committee, in its sole discretion, shall be permitted to add or remove investment options from the Plan menu from time to time, provided that any such additions or removals of investment options shall not be effective with respect to any period prior to the effective date of such change.

7.4       Investment Allocations. A Participant’s investment allocation constitutes a deemed, not actual, investment among the investment options comprising the investment menu. At no time shall a Participant have any real or beneficial ownership in any investment option included in the investment menu, nor shall the Participating Employer or any trustee acting on its behalf have any obligation to make any actual investment as a result of a Participant’s investment allocation. A Participant’s investment allocation shall be used solely for purposes of adjusting the value of a Participant’s Account Balances.

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A Participant shall specify an investment allocation for each of his or her Accounts in accordance with procedures established by the Committee.  Allocation among the investment options must be designated in increments of 1%. The Participant’s investment allocation will become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day.

A Participant may change an investment allocation on any Business Day, both with respect to future credits to the Plan and with respect to existing Account Balances, in accordance with procedures adopted by the Committee. Changes shall become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day, and shall be applied prospectively.

7.5       Unallocated Deferrals and Accounts. If the Participant fails to make an investment allocation with respect to an Account, such Account shall be invested in an investment option, the primary objective of which is the preservation of capital, as determined by the Committee.

Article VIII

Administration

8.1       Plan Administration. This Plan shall be administered by the Committee, which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Committee and resolved in accordance with the claims procedures in Article XI.

8.2       Administration Upon Change in Control. Upon a Change in Control of the Company, the Committee, as constituted immediately prior to such Change in Control, shall continue to act as the Committee. The Chief Executive Officer of the Company (or if such person is unable or unwilling to act, the next highest ranking officer) prior to the Change in Control of the Company shall have the authority (but shall not be obligated) to appoint an independent third party to act as the Committee to administer the Plan.

Upon such Change in Control of the Company, the Company may not remove the Committee, unless 2/3rds of the members of the Board consent to the removal and replacement of the Committee. Notwithstanding the foregoing, neither the Committee nor the officer described above shall have authority to direct investment of trust assets under any rabbi trust described in Section 10.2.

The Participating Employer shall, with respect to the Committee identified under this Section: (i) pay all reasonable expenses and fees of the Committee and (ii) supply full and timely information to the Committee on all matters related to the Plan, any rabbi trust, Participants, Beneficiaries and Accounts as the Committee may reasonably require.

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8.3       Withholding. The Participating Employer shall have the right to withhold from any payment due under the Plan (or with respect to any amounts credited to the Plan) any taxes required by law to be withheld in respect of such payment (or credit). Withholdings with respect to amounts credited to the Plan shall be deducted from Compensation that has not been deferred to the Plan.

8.4       Indemnification. The Participating Employer shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which are delegated duties, responsibilities, and authority under the Plan or otherwise with respect to administration of the Plan, including, without limitation, the Committee and its agents, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or her or it (including but not limited to reasonable attorney fees) which arise as a result of his or her or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Participating Employer. Notwithstanding the foregoing, the Participating Employer shall not indemnify any person or organization if his or her or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Participating Employer consents in writing to such settlement or compromise.

8.5       Delegation of Authority. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be legal counsel to the Company.

8.6       Binding Decisions or Actions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

Article IX

Amendment and Termination

9.1       Amendment and Termination. The Company may at any time and from time to time amend the Plan or may terminate the Plan as provided in this Article IX. Each Participating Employer may also terminate its participation in the Plan.

9.2       Amendments. The Company, by action taken by the Compensation Committee of the Board, may amend the Plan at any time and for any reason, provided that any such amendment shall not reduce the vested Account Balances of any Participant accrued as of the date of any such amendment or restatement (as if the Participant had incurred a voluntary Separation from Service on such date) without the consent of the Participant. The Committee shall have the authority to amend the Plan for the purpose of: (i) conforming the Plan to the requirements of law; (ii) facilitating the administration of the Plan; (iii) clarifying provisions based on the Committee’s interpretation of the document; and (iv) making such other amendments as the Compensation Committee of the Board may authorize.

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9.3       Termination. The Company, by action taken by the Compensation Committee of the Board, may terminate the Plan and pay Participants and Beneficiaries their Account Balances in a single lump sum (or otherwise) at any time, to the extent permitted by and in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix). If a Participating Employer terminates its participation in the Plan, the benefits of affected Employees shall be paid at the time provided in Article V.

9.4       Accounts Taxable Under Code Section 409A. The Plan is intended to constitute a plan of deferred compensation that meets the requirements for deferral of income taxation under Code Section 409A. The Committee, pursuant to its authority to interpret the Plan, may sever from the Plan or any Compensation Deferral Agreement any provision or exercise of a right that otherwise would result in a violation of Code Section 409A.

Article X

Informal Funding

10.1     General Assets. Obligations established under the terms of the Plan may be satisfied from the general funds of the Participating Employers, or a trust described in this Article X. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in assets of the Participating Employers. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Participating Employers and any Employee, Director, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments hereunder, such rights are no greater than the right of an unsecured general creditor of the Participating Employer.

10.2     Rabbi Trust. A Participating Employer may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan. Payments under the Plan may be paid from the general assets of the Participating Employer or from the assets of any such rabbi trust. Payment from any such source shall reduce the obligation owed to the Participant or Beneficiary under the Plan.

Article XI

Claims

11.1     Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed in writing with the Committee, which shall make all determinations concerning such claim. Any claim filed with the Committee shall be in writing.  Any decision by the Committee denying such claim shall be in writing (which for purposes of the Plan, including this Article XI, includes electronic notification in accordance with applicable Department of Labor regulations) and shall be delivered to the Participant or Beneficiary filing the claim (the “Claimant”) and/or his or her authorized representative.

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(a)        In General. Notice of a denial of benefits will be provided within 90 days of the Committee’s receipt of the Claimant's claim for benefits. If the Committee determines that it needs additional time to review the claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Committee expects to make a decision.

(b)        Contents of Notice. If a claim for benefits is completely or partially denied, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language. The notice also shall: (i) reference the pertinent provisions of the Plan document; and (ii) explain, where appropriate, how the Claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review.

11.2     Appeal of Denied Claims. A Claimant whose claim has been completely or partially denied shall be entitled to appeal the claim denial by filing a written appeal with a committee designated to hear such appeals (the “Appeals Committee”), which may be the Committee.  A Claimant who timely requests a review of the denied claim (or his or her authorized representative) may have, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim for benefits and also may submit written comments, documents, records and other information relevant to the claim to the Appeals Committee. All written comments, documents, records, and other information shall be considered “relevant” if the information: (i) was relied upon in making a benefits determination; (ii) was submitted, considered or generated in the course of making a benefits decision regardless of whether it was relied upon to make the decision; or (iii) demonstrates compliance with administrative processes and safeguards established for making benefit decisions. The Appeals Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal.

(a)                In General. Appeal of a denied benefits claim must be filed in writing with the Appeals Committee no later than 60 days after receipt of the written notification of such claim denial. The Appeals Committee shall make its decision regarding the merits of the denied claim within 60 days following receipt of the appeal (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review. The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

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(b)               Contents of Notice. If a benefits claim is completely or partially denied on review, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language.

The decision on review shall set forth: (i) the specific reason or reasons for the denial; (ii) specific references to the pertinent Plan provisions on which the denial is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant (as defined above) to the Claimant’s claim; and (iv) a statement describing any voluntary appeal procedures offered by the Plan (but the Plan is not required to have any such procedures) and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

11.3     Legal Action. A Claimant may not bring any legal action relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures. Any such legal action must be commenced within one year of a final determination hereunder with respect to such claim.

11.4     Discretion of Appeals Committee. All interpretations, determinations and decisions of the Appeals Committee with respect to any claim shall be made in its sole discretion, and shall be final and conclusive.

Article XII

General Provisions

12.1     Assignment.

(a)         No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary. Notwithstanding anything to the contrary herein, however, the Committee has the discretion to make payments to an alternate payee in accordance with the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)).

(b)         The Company may assign any or all of its liabilities under this Plan in connection with any restructuring, recapitalization, sale of assets or other similar transaction affecting a Participating Employer without the consent of the Participants.

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12.2     No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Participating Employer. The right and power of a Participating Employer to dismiss or discharge an Employee or Director is expressly reserved. The Participating Employers make no representations or warranties as to the tax consequences to a Participant or a Participant’s beneficiaries resulting from a deferral of income pursuant to the Plan.

12.3     No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee or Director and a Participating Employer.

12.4     Notice. Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing in person, by certified mail, or through such electronic means as is established by the Committee. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. In each case, all notices shall be addressed as follows:

DIRECTOR OF COMPENSATION & BENEFITS

THE CATO CORPORATION

8100 DENMARK ROAD

CHARLOTTE, NC 28273-5975

Any notice or filing required or permitted to be given to a Participant or Beneficiary under this Plan shall be sufficient if in writing and  hand-delivered in person, delivered electronically in accordance with applicable Department of Labor regulations, or sent by mail to the last known address of  the Participant.

12.5     Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

12.6     Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

12.7     Lost Participants or Beneficiaries.  Each Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Committee advised of his or her current mailing address and any other information necessary to calculate and pay benefits under the Plan.  The Committee has no obligation to search for the whereabouts of any Participant or Beneficiary, but the Committee may make such efforts as in its discretion it deems reasonable and appropriate to locate a Participant or Beneficiary.  If benefit payments are returned to the Plan or are not presented for payment after sixty (60) days, the Committee shall presume that the Participant or Beneficiary is missing and shall stop payment on any uncashed check; provided, that the Committee shall treat any such payment and any further payments due to such Participant or Beneficiary as taxable to such Participant or Beneficiary according to the applicable payment schedule and consistent with the requirements of Section 409A.

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12.8     Facility of Payment to a Minor.  If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its discretion, make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Company, the Employer, the Participating Employer, and the Plan from further liability on account thereof.

12.9     Governing Law. To the extent not preempted by ERISA, the laws of the State of North Carolina shall govern the construction and administration of the Plan.

IN WITNESS WHEREOF, the undersigned executed this Plan as of the _____ day of _______________, 2011, to be effective as of the Effective Date.

Cato Corporation

By: _______________________________ (Print Name)

Its: ________________________________ (Title)

_____________________________________________ (Signature)

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